UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 20, 2018

McDONALD’S CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5231	36-2361282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 North Carpenter Street
Chicago, Illinois
(Address of Principal Executive Offices)
60607
(Zip Code)

(630) 623-3000
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On September 20, 2018, Doug Goare, President, International Lead Markets & Chief Restaurant Officer notified McDonald’s Corporation (the “Company”) that he will retire from the Company, effective December 31, 2018.

Item 8.01.  Other Events.

On September 24, 2018, the Company issued an investor release announcing Mr. Goare’s retirement, and also announcing new global business segments, to be effective January 1, 2019. The investor release is included as Exhibit 99 and attached hereto.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

99	Investor Release of McDonald's Corporation issued September 24, 2018: McDonald's Announces President, International Lead Markets & Chief Restaurant Officer Doug Goare to Retire

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDONALD’S CORPORATION
(Registrant)

Date:	September 24, 2018	By:	/s/ Catherine Hoovel
Catherine Hoovel
Corporate Vice President – Chief Accounting Officer